Exhibit 10.2

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (this “Agreement”) is dated as of October 23, 2012, by and among Yadkin Valley Financial Corporation, a North Carolina corporation (the “Company”), and each shareholder identified on the signature pages hereto (each, including its successors and assigns, a “Shareholder” and collectively, the “Shareholders”).

RECITALS

A.          The Company and each Shareholder are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

B.          On September 18, 2012, the U.S. Treasury sold the Company’s 36,000 shares of Fixed Rate Cumulative Series T Perpetual Preferred Stock (the “Series T Preferred Stock”) and 13,312 shares of Fixed Rate Cumulative Series T-ACB Perpetual Preferred Stock (the “Series T-ACB Preferred Stock”, together with the Series T Preferred Stock, the “TARP Preferred Stock”) to unrelated third parties in a public Dutch auction (the “TARP Transaction”).

C.          Each Shareholder purchased shares of Series T Preferred Stock and shares of Series T-ACB Preferred Stock in the TARP Transaction set forth on Schedule A and now, severally and not jointly, wishes to exchange, and the Company wishes to exchange, upon the terms and conditions stated in this Agreement, the number of shares of Series T Preferred Stock and shares of Series T-ACB Preferred Stock (collectively, the “Preferred Shares”) set forth opposite such Shareholder’s name on Schedule A for the number of shares of the Company’s voting common stock, $1.00 par value (the “Voting Common Stock”), and the number of shares of the Company’s non-voting common stock, $1.00 par value (the “Non-Voting Common Stock” and together with the Voting Common Stock, the “Common Stock”), to be authorized in the form attached hereto as Exhibit H (the “Articles of Amendment”), as set forth on Schedule A. In the aggregate, 5,159,943 shares of Voting Common Stock and 1,965,000 shares of Non-Voting Common Stock (collectively, the “Common Shares”) will be issued in the Exchange (as defined below). The Non-Voting Common Stock will be convertible into Voting Common Stock in accordance with the terms of the Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”). The shares of Voting Common Stock into which the Non-Voting Common Stock is convertible are referred to herein as the “Underlying Shares.” The Common Shares and the Underlying Shares are also referred to herein as the “Securities”.

D.          The Company has engaged Keefe, Bruyette & Woods, Inc. as its exclusive placement agent (the “Placement Agent”) for the offering of the Securities and for the offering of the securities in the PIPE Offering (as defined below).

E.          Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), pursuant to which, among other things, the Company will agree to provide certain registration rights with respect to the Securities under the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws.

F.          On or about the date of this Agreement, the Company is separately executing a Securities Purchase Agreement in connection with the issuance of 45,000 shares of the Company’s mandatorily convertible cumulative non-voting perpetual preferred stock, Series A, $1,000.00 liquidation preference per share (the “Series A Preferred Stock”) in exchange for approximately $45 million in gross proceeds pursuant to an exemption from securities registration provided by Section 4(2) of the Securities Act and Regulation D (the “PIPE Offering”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Shareholders hereby agree as follows:

ARTICLE 1:

DEFINITIONS

1.1        Definitions.    In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or, to the Company’s Knowledge, threatened in writing against the Company, any Subsidiary or any of their respective properties or any officer, director or employee of the Company or any Subsidiary acting in his or her capacity as an officer, director or employee before or by any federal, state, county, local or foreign court, arbitrator, governmental or administrative agency, regulatory authority, stock market, stock exchange or trading facility.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Agreement” shall have the meaning ascribed to such term in the Preamble.

“Articles of Amendment” has the meaning set forth in the Recitals.

“Articles of Incorporation” has the meaning set forth in the Recitals.

“Bank” has the meaning set forth in Section 3.1(a).

“BHCA” has the meaning set forth in Section 3.1(b).

“Burdensome Condition” has the meaning set forth in Section 5.1(m).

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“CIBCA” has the meaning set forth in Section 2.1(a).

“Closing” has the meaning set forth in Section 2.1(c).

“Closing Date” means the third Business Day after receipt of the Shareholder Approvals.

“Code” means the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder.

“Commission” has the meaning set forth in the Recitals.

“Common Shares” has the meaning set forth in the Recitals.

“Common Stock” has the meaning set forth in the Recitals, and also includes any securities into which the Common Stock may hereafter be reclassified or changed.

“Company Deliverables” has the meaning set forth in Section 2.2(b).

“Company Initial Deliverables” has the meaning set forth in Section 2.2(a).

“Company Counsel” means Nelson Mullins Riley & Scarborough, LLP.

“Company Reports” has the meaning set forth in Section 3.1(kk).

“Company’s Knowledge” means with respect to any statement made to the knowledge of the Company, that the statement is based upon the actual knowledge of the officers of the Company having responsibility for the matter or matters that are the subject of the statement after due inquiry.

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“DTC” means The Depository Trust Company.

“Effective Time” has the meaning set forth in Section 2.1(c).

“Effectiveness Date” has the meaning set forth in Section 6.16.

“Environmental Laws” has the meaning set forth in Section 3.1(m).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder.

“ERISA Affiliate”, as applied to the Company, means any Person under common control with the Company, who together with the Company, is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“Exchange” has the meaning set forth in Section 2.1(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“FDIC” means the Federal Deposit Insurance Corporation.

“FRB” means the Board of Governors of the Federal Reserve System.

“GAAP” means U.S. generally accepted accounting principles, as applied by the Company.

“Indemnified Person” has the meaning set forth in Section 4.8(a).

“Intellectual Property” has the meaning set forth in Section 3.1(s).

“Lien” means any lien, charge, claim, encumbrance, security interest, right of first refusal, preemptive right or other restrictions of any kind.

“Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of this Agreement, the Registration Rights Agreement or the Articles of Amendment, (ii) a material and adverse effect either occurred or the Company has reason to believe will occur on the results of operations, assets, properties, business, condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) any adverse impairment to the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement, the Registration Rights Agreement or the Articles of Amendment; provided, that in determining whether a Material Adverse Effect has occurred, there shall be excluded any effect to the extent resulting from the following: (A) changes, after the date hereof, in U.S. GAAP or regulatory accounting principles generally applicable to banks, savings associations or their holding companies, (B) changes, after the date hereof, in applicable laws, rules and regulations or interpretations thereof by any court, administrative agency or other governmental authority, whether federal, state, local or foreign, or any applicable industry self-regulatory organization, (C) actions or omissions of the Company expressly required by the terms of this Agreement or taken with the prior written consent of an affected Shareholder, (D) changes, after the date hereof, in general economic, monetary or financial conditions, (E) changes in the market price or trading volumes of the Voting Common Stock (but not the underlying causes of such changes), (F) changes in global or national political conditions, including the outbreak or escalation of war or acts of terrorism and (G) the public disclosure of this Agreement or the transactions contemplated hereby; except, with respect to clauses (A), (B), (D) and (F), to the extent that the effects of such changes have a disproportionate effect on the Company and the Subsidiaries, taken as a whole, relative to other similarly situated banks, savings associations or their holding companies generally.

“Material Contract” means any contract of the Company that was, or was required to be, filed as an exhibit to the SEC Reports pursuant to Item 601 of Regulation S-K.

“Material Permits” has the meaning set forth in Section 3.1 (q).

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the Company or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six (6) years.

“NASDAQ” means the NASDAQ Global Select Market.

“NCCOB” North Carolina Commissioner of Banks.

“New Security” has the meaning set forth in Section 4.16.

“New York Court” has the meaning set forth in Section 6.8.

“Non-Voting Common Stock” has the meaning set forth in the Recitals.

“NYSE” means the New York Stock Exchange.

“Outside Date” means March 22, 2012.

“Pension Plan” means any employee pension benefit plan within the meaning of Section 3(2) of ERISA, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or

Section 412 of the Code or Section 302 of ERISA and which (i) is maintained for employees of the Company or any of its ERISA Affiliates or (ii) has at any time during the last six (6) years been maintained for the employees of the Company or any current or former ERISA Affiliate.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization or governmental authority.

“PIPE Offering” has the meaning set forth in the Recitals.

“Placement Agent” has the meaning set forth in the Recitals.

“Preferred Shares” has the meaning set forth in the Recitals.

“Principal Trading Market” means the Trading Market on which the Voting Common Stock is primarily listed on and quoted for trading, which, as of the date of this Agreement and the Closing Date, shall be NASDAQ.

“Proceeding” means an action, claim, suit, or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Registration Rights Agreement” has the meaning set forth in the Recitals.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Shareholders of the Registrable Securities (as defined in the Registration Rights Agreement).

“Regulation D” has the meaning set forth in the Recitals.

“Regulatory Agreement” has the meaning set forth in Section 3.1(mm).

“Required Approvals” has the meaning set forth in Section 3.1(e).

“Response Period” has the meaning set forth in Section 4.16.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” has the meaning set forth in Section 3.1(h).

“Secretary of State” means the North Carolina Department of the Secretary of State.

“Secretary’s Certificate” has the meaning set forth in Section 2.2(b)(iv).

“Securities” has the meaning set forth in the Recitals.

“Securities Act” has the meaning set forth in the Recitals.

“Series A Preferred Stock” has the meaning set forth in the Recitals.

“Series T Preferred Stock” has the meaning set forth in the Recitals.

“Series T-ACB Preferred Stock” has the meaning set forth in the Recitals.

“Shareholder Approvals” has the meaning set forth in Section 4.10.

“Shareholder Deliverables” has the meaning set forth in Section 2.2(d).

“Shareholder Initial Deliverables” has the meaning set forth in Section 2.2(c).

“Shareholder Proposals” has the meaning set forth in Section 4.10.

“Subscription Proposals” has the meaning set forth in Section 4.16.

“Subsidiary” means any entity in which the Company, directly or indirectly, owns sufficient capital stock or holds a sufficient equity or similar interest such that it is consolidated with the Company in the financial statements of the Company.

“TARP Preferred Stock” has the meaning set forth in the Recitals.

“Trading Day” means (i) a day on which the Voting Common Stock is listed or quoted and traded on its Principal Trading Market (other than the OTC Bulletin Board), or (ii) if the Voting Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Voting Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Voting Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported in the “pink sheets” by OTC Markets Group Inc. (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Voting Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, the NYSE, the NYSE MKT, or the OTC Bulletin Board on which the Voting Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, the Registration Rights Agreement, the Articles of Amendment, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Registrar and Transfer Company, or any successor transfer agent for the Company.

“Underlying Shares” has the meaning set forth in the Recitals.

“Voting Common Stock” has the meaning set forth in the Recitals.

ARTICLE 2:

EXCHANGE

2.1        Closing.

(a)      Exchange.  Subject to the terms and conditions set forth in this Agreement, at the Closing each Shareholder shall deliver to the Company the Preferred Shares set forth opposite its name on Schedule A hereto and in exchange the Company shall issue and deliver to each Shareholder (or its designee) the Common Shares set forth opposite its name on Schedule A hereto (collectively, the “Exchange”). Notwithstanding the above, no Shareholder shall be obligated to exchange any Preferred Shares for Common Shares to the extent such exchange (assuming the concurrent conversion of the Series A Preferred Stock into Voting Common Stock) would result in such Shareholder, together with its Affiliates and any other Persons with which it is acting in concert or whose holdings would otherwise be required to be aggregated with such Shareholder’s holdings for purposes of the BHCA or the Change in Bank Control Act (“CIBCA”), directly or indirectly collectively owning or controlling (or being deemed to own or control) shares of Common Stock exceeding (i) 9.9% of the number of shares of Voting Common Stock issued and outstanding or (ii) 14.0% of the aggregate number of shares of Voting Common Stock and Non-Voting Common Stock issued and outstanding.

(b)      Exchange Documentation. On or prior to 10:00 a.m. New York City time on the Closing Date, the Shareholder will cause delivery of the Preferred Shares to the Company or its designated agent and the Company will cause delivery of the Common Shares to the Shareholder or its designated agent.

(c)      Closing Date.  If the conditions set forth in Sections 2.1, 2.2, 5.1 and 5.2 hereof have been satisfied or waived, the Closing of the Exchange shall take place at the Effective Time (as defined below), at the offices of Company Counsel, on the Closing Date or remotely by facsimile transmission or other electronic means or at such other time or location as the parties may mutually agree, but not later than the Outside Date. The “Closing” means the release of the Preferred Shares and issuance by the Company of Common Shares in exchange therefor as contemplated hereby, all of which shall be deemed to have happened concurrently. The Closing shall be deemed effective at the time that the Series A Preferred Stock converts into Voting Common Stock in accordance with the terms of the Articles of Incorporation (the “Effective Time”).

2.2        Deliveries.

(a)      On the date of this Agreement, the Company shall issue, deliver or cause to be delivered to each Shareholder (unless otherwise indicated) the following (the “Company Initial Deliverables”):

(i)        this Agreement, duly executed by the Company; and

(ii)       the Registration Rights Agreement, duly executed by the Company;

(b)      On or prior to the Closing Date, the Company shall issue, deliver or cause to be delivered to each Shareholder (unless otherwise indicated) the following (together with the Company Initial Deliverables, the “Company Deliverables”):

(i)                         the Company shall cause the Transfer Agent to issue, in book-entry form, the number of Common Shares specified next to such Shareholder’s name on Schedule A hereto to such Shareholder (or its designee) (or, if the Company and such Shareholder shall have agreed that such Shareholder (or its designee) will receive Stock Certificates for their Common Shares, then the Company shall instead instruct the Transfer Agent to issue such specified Stock Certificates registered in the name of such Shareholder (or its designee) or as otherwise set forth on the Stock Certificate Questionnaire);

(ii)        if a Shareholder is not exchanging all of the TARP Preferred Stock that it currently holds pursuant to the Exchange, the Company shall cause the Transfer Agent to issue, in book-entry form, the number of shares of TARP Preferred Stock that the Shareholder will own after consummation of the Exchange (or, if the Company and such Shareholder shall have agreed that such Shareholder will receive Stock Certificates for the shares of TARP Preferred Stock still held after consummation of the Exchange, then the Company shall instead instruct the Transfer Agent to issue such specified Stock Certificates registered in the name of such Shareholder);

(iii)       a legal opinion of Company’s Counsel, dated as of the date of the Closing Date and in the form attached hereto as Exhibit C executed by such counsel and addressed to the Shareholders;

(iv)       a certificate of the Secretary of the Company, in the form attached hereto as Exhibit D (the “Secretary’s Certificate”), dated as of the date of the Closing Date, (a) certifying the resolutions adopted by the Board of Directors of the Company or a duly authorized committee thereof approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, (b) certifying the current version of the Articles of Incorporation, as amended, and bylaws, as amended, of the Company, and (c) certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company;

(v)        the Compliance Certificate referred to in Section 5.l(e); and

(vi)       payment in full of all accrued and unpaid dividends due as of the Closing Date on the Preferred Shares.

(c)      Each Shareholder shall deliver or cause to be delivered to the Company on the date of this Agreement, the following (the “Shareholder Initial Deliverables”):

(i)         this Agreement, duly executed by such Shareholder;

(ii)        the Registration Rights Agreement, duly executed by such Shareholder; and

(iii)       a fully completed and duly executed Accredited Investor Questionnaire, reasonably satisfactory to the Company, and the Stock Certificate Questionnaire in the forms attached hereto as Exhibits B-1 and B-2 , respectively.

(d)      Each Shareholder shall deliver or cause to be delivered to the Company on or prior to the Closing Date, the Preferred Shares specified next to such Shareholder’s name on Schedule A hereto (together with the Shareholder Initial Deliverables, the “Shareholder Deliverables”).

ARTICLE 3:

REPRESENTATIONS AND WARRANTIES

3.1        Representations and Warranties of the Company.  The Company hereby represents and warrants as of the date hereof and as of the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date), to each of the Shareholders that:

(a)      Subsidiaries.  The Company has no direct or indirect Subsidiaries other than as set forth in Exhibit F. The Company owns, directly or indirectly, all of the capital stock (except for any preferred securities issued by Subsidiaries that are trusts) or comparable equity interests of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable (to the extent such concept is applicable to an equity interest of a Subsidiary) and free of preemptive and similar rights to subscribe for or purchase securities. No equity security of any Subsidiary is or may be required to be issued by reason of any option, warrant, scrip, preemptive right, right to subscribe to, gross-up right, call or commitment of any character whatsoever relating to, or security or right convertible into, shares of any capital stock of such Subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Subsidiary is bound to issue additional shares of its capital stock, or any option, warrant or right to purchase or acquire any additional shares of its capital stock. Except in respect of the Subsidiaries, the Company does not beneficially own, directly or indirectly, more than 5% of any class of equity securities or similar interests of any corporation, bank, business trust, association or similar organization, and is not, directly or indirectly, a partner in any partnership or party to any joint venture. The Company beneficially owns all of the outstanding capital securities and has sole Control of the Yadkin Valley Bank and Trust Company (the “Bank”).

(b)      Organization and Qualification.    The Company and each of its “Significant Subsidiaries” (as defined in Rule 1-02 of Regulation S-X) (“Significant Subsidiaries”) is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own or lease and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Significant Subsidiary is in violation of any of the provisions of its respective articles or certificate of incorporation, bylaws or other organizational or charter documents. The Company and each of its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not in the reasonable judgment of the Company be expected to have a Material Adverse Effect. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHCA”). The Bank’s deposit accounts are insured up to applicable limits by the FDIC, and all premiums and assessments required to be paid in connection therewith have been paid when due (after giving effect to any applicable extensions). The Company and each of its Significant Subsidiaries have conducted their respective businesses in compliance with all applicable federal, state and foreign laws, orders, judgments, decrees, rules, regulations and applicable stock exchange requirements, including all laws and regulations restricting activities of bank holding companies and banking organizations, except for any noncompliance that, individually or in the aggregate, has not had and would not be reasonably expected to have a Material Adverse Effect.

(c)      Authorization: Enforcement: Validity.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder, including, without limitation and subject to the Shareholder Approvals, to issue the Common Shares and the Underlying Shares in accordance with the Articles of Amendment. The Company’s execution and delivery of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby (including, but not limited to, the sale and delivery of the Common Shares and the Underlying Shares) have been duly authorized by all necessary corporate action on the part of the Company, and no further corporate action is required by the Company, its Board of Directors or its shareholders in connection therewith other than in connection with the Required Approvals. Each of the Transaction Documents to which it is a party has been (or upon delivery will have been) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. There are no shareholder agreements, voting agreements, or other similar arrangements with respect to the Company’s capital stock to which the Company is a party or, to the Company’s Knowledge, between or among any of the Company’s shareholders.

(d)      No Conflicts.  The execution, delivery and performance by the Company of the Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Common Shares) do not and will not (i) conflict with or violate any provisions of the Company’s or any Subsidiary’s articles or certificate of incorporation, bylaws or otherwise result in a violation of the organizational documents of the Company or any Subsidiary, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would result in a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Significant Subsidiary or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations and the rules and regulations, assuming, without investigation, the correctness of the representations and warranties made by the Shareholders herein, of any self-regulatory organization to which the Company or its securities are subject, including all applicable Trading Markets), or by which any property or asset of the Company is bound or affected, except in the case of clauses (ii) and (iii) such as would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the issuance of the Common Shares nor the issuance of the Underlying Shares will trigger any change of control provisions of any Material Contract.

(e)      Filings, Consents and Approvals.  Except for the prior written approval from the Company’s primary federal regulator to pay dividends on the Preferred Shares as further described in Section 3.1(ll), neither the Company nor any of its Subsidiaries is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including the Principal Trading Market) or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents (including, without limitation, the issuance of the Common

Shares and the Underlying Shares), other than (i) obtaining the Shareholder Approvals, (ii) the filing of the Articles of Amendment with the Secretary of State; (iii) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (iv) filings required by applicable state securities laws, (v) the filing of a Notice of Exempt Offering of Securities on Form D with the Commission under Regulation D of the Securities Act, (vi) the filing of any requisite notices and/or application(s) to the Principal Trading Market for the issuance and sale of the Common Shares comprising Voting Common Stock and the listing of the Common Shares comprising Voting Common Stock for trading or quotation, as the case may be, thereon in the time and manner required thereby, (vii) the filings required in accordance with Section 4.6 of this Agreement and (viii) those that have been made or obtained prior to the date of this Agreement (collectively, the “Required Approvals”).

(f)      Issuance of the Common Shares.  The issuance of the Common Shares has been duly authorized and the Common Shares, when issued and paid for in accordance with the terms of the Transaction Documents, will be duly and validly issued, fully paid and non-assessable and free and clear of all Liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws, shall not subject the holders thereof to personal liability and shall not be subject to preemptive or similar rights. The issuance of the Underlying Shares has been duly authorized and the Underlying Shares, when issued in accordance with the terms of the Articles of Amendment, will be duly and validly issued, fully paid and non-assessable and free and clear of all Liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights. Assuming the accuracy of the representations and warranties of the Shareholders in this Agreement, the Securities will be issued in compliance with all applicable federal and state securities laws.

(g)      Capitalization.   The authorized capital stock of the Company consists of (i) 50,000,000 shares of common stock and (ii) 1,000,000 shares of preferred stock of which 45,000 shares were designated as Series A Preferred Stock, 36,000 shares were designated as Series T Preferred Stock and 13,312 shares were designated as Series T-ACB Preferred Stock. The number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) has been set forth in the SEC Reports and has changed since the date of such SEC Reports only due to stock grants or other equity awards or stock option and warrant exercises that do not, individually or in the aggregate, have a material effect on the issued and outstanding capital stock, options and other securities. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance in all material respects with all applicable federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase any capital stock of the Company. Except as specified in the outstanding warrants issued to the United States Department of the Treasury to purchase 659,524 shares of Voting Common Stock and, other than with respect to subsections (iv) and (vii) below, the SEC Reports: (i) no shares of the Company’s outstanding capital stock are subject to preemptive rights or any other similar rights; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or a Significant Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or a Significant Subsidiary is or may become bound to issue additional shares of capital stock of the Company or a Significant Subsidiary or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or a Significant Subsidiary, other than those issued or granted pursuant to Material Contracts or equity or incentive plans or arrangements described in the SEC Reports; (iii) there are no material outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or a Significant Subsidiary or by which the Company or Significant Subsidiary is bound; (iv) except for the Registration Rights Agreement and the agreements set forth on Exhibit G hereto, there are no agreements or arrangements under which the Company or a Significant Subsidiary is obligated to register the sale of any of its securities under the Securities Act; (v) there are no outstanding securities or instruments of the Company that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or a Significant Subsidiary is or may become bound to redeem a security of the Company or a Significant Subsidiary; (vi) neither the Company nor any Significant Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (vii) neither the Company nor any Significant Subsidiary has liabilities or obligations required to be disclosed in the SEC Reports but not so disclosed in the SEC Reports, which, individually or in the aggregate, will have or would reasonably be expected to have a Material Adverse Effect. There are no securities or instruments of the Company containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities. On or about the date of this Agreement, the Company is executing a Securities Purchase Agreement in connection with the PIPE Offering.

(h)      SEC Reports.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act, including pursuant to Section l3(a) or 15(d) thereof, since January 1, 2010 (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”), on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective filing dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The SEC Reports, including the documents incorporated by reference in each of them, each contained substantially all of the information required to be included in it. No executive officer of the Company has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002.

(i)      Financial Statements.     The financial statements of the Company and its Subsidiaries included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the balance sheet of the Company and its consolidated Subsidiaries taken as a whole as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments, which would not be material, either individually or in the aggregate.

(j)      Tax Matters.  The Company and each of its Subsidiaries has (i) filed all material foreign, U.S. federal, state and local tax returns, information returns and similar reports that are required to be filed, and all such tax returns are true, correct and complete in all material respects, and (ii) paid all material taxes required to be paid by it and any other material assessment, fine or penalty levied against it other than taxes (x) currently payable without penalty or interest, or (y) being contested in good faith by appropriate proceedings. None of the issuances of the Securities with respect to the Exchange, together with any issuances of the Series A Preferred Stock or the conversion of the Series A Preferred Stock into Voting Common Stock in connection with the PIPE Offering, should cause the Company to undergo an “ownership change” for purposes of Section 382 of the Code. The Company has received an opinion from the Company’s outside tax counsel and a letter from the Company’s independent accounting firm in connection with the preceding representation.

(k)      Valuation Allowance.  The Company has determined that no deferred tax asset valuation allowance was necessary as of September 30, 2012, and should not be necessary thereafter, as a result of the issuances of the Securities with respect to the Exchange, together with any issuances of Series A Preferred Stock or the conversion of the Series A Preferred Stock into Voting Common Stock in connection with the PIPE Offering, and the currently anticipated loss from the contemplated classified asset disposition as reflected in the draft Company’s Form 10-Q for the quarter ended September 30, 2012 provided to Shareholders. Such valuation allowance determination has been determined in accordance with GAAP applied on a consistent basis during the periods involved. The Company has received a letter from its independent accounting firm confirming that such independent accounting firm has reviewed the Company’s determination that no deferred tax asset valuation allowance was necessary as of September 30, 2012, and should not be necessary thereafter, as a result of the issuance of the Securities in connection with the Exchange, together with any issuance of Series A Preferred Stock or the conversion of the Series A Preferred Stock into Voting Common Stock, and the currently anticipated loss from the contemplated asset disposition, and does not disagree with the Company’s determination and will not require the Company to establish a deferred tax asset valuation allowance unless required to by a regulatory authority.

(l)      Material Changes.    Since the date of the latest audited financial statements included within the SEC Reports, except as disclosed in subsequent SEC Reports filed prior to the date hereof, (i) there have been no events, occurrences or developments that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered materially its method of accounting or the manner in which it keeps its accounting books and records, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, (v) the Company has not issued any equity securities to any officer, director or Affiliate, except Voting Common Stock issued pursuant to existing Company option plans or equity based plans disclosed in the SEC Reports, and (vi) there has not been any material change or amendment to, or any waiver of any material right by the Company under, any Material Contract under which the Company or any of its Subsidiaries is bound or subject. Except for the transactions contemplated by this Agreement, no event, liability or development has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed at least one Trading Day prior to the date that this representation is made.

(m)      Environmental Matters.  Neither the Company nor any of its Subsidiaries (i) is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iii) is subject to any claim relating to any Environmental Laws; in each case, which violation, contamination, liability or claim has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and there is no pending or , to the Company’s Knowledge, threatened investigation that might lead to such a claim.

(n)      Litigation.   There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the issuance of the Common Shares or (ii) is reasonably likely to have a Material Adverse Effect, individually or in the aggregate, if there were an unfavorable decision. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the Company’s Knowledge there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any executive officers or directors of the Company in their capacities as such, which individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(o)      Employment Matters.  No labor dispute exists or, to the Company’s Knowledge, is imminent with respect to any of the employees of the Company or any Significant Subsidiary which would have or reasonably be expected to have a Material Adverse Effect. To the Company’s Knowledge, no executive officer is, or is now reasonably expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of a third party, and to the Company’s Knowledge, the continued employment of each such executive officer does not subject the Company or any Subsidiary to any liability with respect to any of the foregoing matters. The Company and each of its Significant Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(p)      Compliance.  Neither the Company nor any of its Subsidiaries (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any of its Subsidiaries under), nor has the Company or any of its Subsidiaries received written notice of a claim that it is in default under or that it is in violation of, any Material Contract (whether or not such default or violation has been waived), (ii) is in violation of any order of which the Company has been made aware in writing of any court, arbitrator or governmental body having jurisdiction over the Company or its Subsidiaries or their respective properties or assets, or (iii) is in violation of, or in receipt of written notice that it is in violation of, any statute, rule, regulation, policy or guideline of any governmental authority or self regulatory organization (including the Principal Trading Market) applicable to the Company or any of its Subsidiaries, or which would have the effect of revoking or limiting FDIC deposit insurance, except in each case as would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(q)      Regulatory Permits.  The Company and each of its Subsidiaries possess or have applied for all certificates, authorizations, consents and permits issued by the appropriate federal, state,

local or foreign regulatory authorities necessary to conduct their respective businesses as currently conducted and as described in the SEC Reports, except where the failure to possess such permits, individually or in the aggregate, has not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (“Material Permits”), and (i) neither the Company nor any of its Subsidiaries has received any notice in writing of proceedings relating to the revocation or material adverse modification of any such Material Permits and (ii) the Company is unaware of any facts or circumstances that would give rise to the revocation or material adverse modification of any Material Permits.

(r)      Title to Assets.   The Company and its Subsidiaries have good and marketable title to all real property and tangible personal property owned by them which is material to the business of the Company and its Subsidiaries, taken as a whole, in each case free and clear of all Liens except such as do not materially affect the value of such property or do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(s)      Patents and Trademarks.    The Company and its Subsidiaries own, possess, license, or can acquire on reasonable terms, or have other rights to use all foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, inventions, trade secrets, technology, Internet domain names, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of their respective businesses as now conducted, except where the failure to own, possess, license or have such rights would not have or reasonably be expected to have a Material Adverse Effect. Except as set forth in the SEC Reports and except where such violations or infringements would not have or reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (a) there are no rights of third parties to any such Intellectual Property; (b) there is no infringement by third parties of any such Intellectual Property; (c) there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s and its Subsidiaries’ rights in or to any such Intellectual Property; (d) there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; and (e) there is no pending, or to the Company’s Knowledge, threatened Proceeding by others that the Company and/or any Subsidiary infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others.

(t)      Insurance.  The Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes to be prudent and customary in the businesses and locations in which and where the Company and the Subsidiaries are engaged. Neither the Company nor any of its Subsidiaries has received any notice of cancellation of any such insurance, nor, to the Company’s Knowledge, will it or any Subsidiary be unable to renew their respective existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(u)      Transactions With Affiliates and Employees.   Except as set forth in the SEC Reports and other than the grant of stock options or other equity awards that are not individually or in the aggregate material in amount, none of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company, is presently a party to any transaction with the

Company or to a presently contemplated transaction (other than for services as employees, officers and directors) that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

(v)      Internal Control Over Financial Reporting.   The Company maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and such internal control over financial reporting was effective as of the date of the most recent SEC Report.

(w)      Sarbanes-Oxley: Disclosure Controls.   The Company is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act), and such disclosure controls and procedures are effective.

(x)      Certain Fees.  No person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or a Shareholder for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company, other than the Placement Agent with respect to the offer and sale of the Common Shares (which Placement Agent’s fees are being paid by the Company). The Company shall indemnify, pay, and hold each Shareholder harmless against, any liability, loss or expense (including, without limitation, attorneys’ fees and out-of-pocket expenses) arising in connection with any such right, interest or claim.

(y)      Private Placement.  Assuming the accuracy of the Shareholders’ representations and warranties set forth in Section 3.2 of this Agreement and the accuracy of the information disclosed in the Accredited Investor Questionnaires, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Shareholders under the Transaction Documents. Upon the receipt of the Shareholder Approvals, the issuance of the Common Shares in accordance with this Agreement the issuance of the Underlying Shares in accordance with the Articles of Amendment will not contravene the rules and regulations of the Principal Trading Market.

(z)      Registration Rights.   Other than each of the Shareholders and as set forth on Exhibit G, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company other than those securities which are currently registered on an effective registration statement on file with the Commission.

(aa)    Listing and Maintenance Requirements.  The Company’s Voting Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to terminate the registration of the Voting Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received written notice from any Trading Market on which the Voting Common Stock is listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance in all material respects with the listing and maintenance requirements for continued trading of the Voting Common Stock on the Principal Trading Market.

(bb)    Investment Company.   Neither the Company nor any of its Subsidiaries is required to be registered as, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and neither the Company nor any Subsidiary sponsors any person that is such an investment company.

(cc)    Unlawful Payments.  Neither the Company nor any of its Subsidiaries, nor to the Company’s Knowledge, any directors, officers, employees, agents or other Persons acting at the direction of or on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Significant Subsidiaries: (a) directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to foreign or domestic political activity; (b) made any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees or to any foreign or domestic political parties or campaigns from corporate funds; (c) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (d) made any other unlawful bribe, rebate, payoff, influence payment, kickback or other material unlawful payment to any foreign or domestic government official or employee.

(dd)    Application of Takeover Protections: Rights Agreements.  The Company has not adopted any shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable Article 9 and Article 9A of the North Carolina Business Corporation Act or any other control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Articles of Incorporation, including Article VII thereof, or other organizational documents or the laws of North Carolina or otherwise which is or could become applicable to any Shareholder solely as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Shareholder’s ownership of the Securities.

(ee)    Disclosure.    The Company confirms that neither it nor, to the Company’s Knowledge, any of its officers or directors nor any other Person acting on its or their behalf has provided, including the Placement Agent, any Shareholder or its respective agents or counsel with any information that it believes constitutes or could reasonably be expected to constitute material, non-public information except insofar as the existence, provisions and terms of the Transaction Documents and the proposed transactions hereunder may constitute such information and the Company’s financial results related to the third quarter of fiscal year 2012, all of which will be disclosed by the Company in the Press Release as contemplated by Section 4.6 hereof. The Company understands and confirms that each of the Shareholders will rely on the representations in this Section 3.1(dd) in effecting transactions in securities of the Company. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed, except for the announcement of this Agreement and related transactions and/or as may otherwise be disclosed on the Press Release issued pursuant to Section 4.6.

(ff)    Off Balance Sheet Arrangements.  There is no transaction, arrangement, or other relationship between the Company (or any Subsidiary) and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed and would have or reasonably be expected to have a Material Adverse Effect.

(gg)      Acknowledgment Regarding Shareholders’ Acquisition of Common Shares.  The Company acknowledges and agrees that each of the Shareholders is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that no Shareholder is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any of the Shareholders or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Shareholders’ purchase of the Common Shares.

(hh)      Absence of Manipulation.    The Company has not, and to the Company’s Knowledge no one acting on its behalf has, taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities.

(ii)        OFAC.    Neither the Company nor any Subsidiary nor, to the Company’s Knowledge, any director, officer, agent, employee, Affiliate or Person acting on behalf of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not knowingly use the proceeds of the sale of the Common Shares, towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

(jj)        Money Laundering Laws.    The operations of each of the Company and any Subsidiary are in compliance in all material respects with the money laundering statutes of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and to the Company’s Knowledge, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company and/or any Subsidiary with respect to the Money Laundering Laws is pending or threatened.

(kk)      Reports, Registrations and Statements.  Since December 31, 2009, the Company and each Subsidiary have filed all material reports, registrations and statements, together with any required amendments thereto, that it was required to file with the FRB, the NCCOB and the FDIC and any other applicable federal or state securities or banking authorities, except where the failure to file any such report, registration or statement would not have or reasonably be expected to have a Material Adverse Effect. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the “Company Reports.” All such Company Reports were filed on a timely basis or the Company or the applicable Subsidiary, as applicable, received a valid extension of such time of filing and has filed any such Company Reports prior to the expiration of any such extension. As of their respective dates, the Company Reports complied in all material respects with all the rules and regulations promulgated by the FRB, the NCCOB and the FDIC and any other applicable foreign, federal or state securities or banking authorities, as the case may be.

(ll)        Regulatory Capitalization.    As of September 30, 2012, the Bank meets or exceeds the standards necessary to be considered “well capitalized” under the FDIC’s regulatory framework for prompt corrective action.

(mm)  Agreements with Regulatory Agencies: Compliance with Certain Banking Regulations.  Except for (a) the Company’s agreement with its primary regulator to (x) obtain prior written approval before taking any of the following actions: declare or pay any dividends, common or preferred, without its prior approval; directly or indirectly take dividends or any other form of payment representing a reduction in capital from the Bank; make any payments on trust preferred securities; incur, increase, or guarantee any debt; purchase or redeem any shares of its stock; (y) preserve the Company’s cash assets and not dissipate those assets except for the benefit of the Bank, and (z) notify the Federal Reserve prior to using any of the Company’s cash assets other than for investment in obligations or equity of the Bank, investment in short-term, liquid assets, or payment of the Company’s normal customary expenses and (b) the Bank’s agreement with its regulators to (x) obtain their prior written approval before paying any cash dividends; (y) not extend, directly or indirectly, any additional credit to or for the benefit of any borrower who is obligated in any manner to the Bank on any extension of credit or portion thereof that has been charged off by the Bank or classified Loss or Doubtful in any report of examination, so long as such credit remains uncollected; and (z) make no additional advances to any borrower whose loan or line of credit has been adversely classified Substandard in any report of examination without the prior approval of a majority of the Board of Directors of the Bank, neither the Company nor any Subsidiary is subject to any cease-and-desist or other similar order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any capital directive by, or since December 31, 2008, has adopted any board resolutions at the request of, any governmental entity (including, without limitation, the Federal Reserve or the FDIC) that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its operations or business (each item in this sentence, a “Regulatory  Agreement”), nor has the Company or any Subsidiary been advised since December 31, 2010 by any governmental entity that it intends to issue, initiate, order, or request any such Regulatory Agreement.

The Company has no knowledge of any facts and circumstances, and has no reason to believe that any facts or circumstances exist, that would cause its Subsidiary banking institutions: (i) to be deemed not to be in satisfactory compliance with the Community Reinvestment Act (“CRA”) and the regulations promulgated thereunder or to be assigned a CRA rating by federal or state banking regulators of lower than “satisfactory”; (ii) to be operating in violation, in any material respect, of the Bank Secrecy Act, the Patriot Act, any order issued with respect to anti-money laundering by OFAC, or any other anti-money laundering statute, rule or regulation; or (iii) not to be in satisfactory compliance, in any material respect, with all applicable privacy of customer information requirements contained in any applicable federal and state privacy laws and regulations as well as the provisions of all information security programs adopted by the Subsidiary.

(nn)      No General Solicitation or General Advertising.  Neither the Company nor, to the Company’s Knowledge, any Person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Common Shares.

(oo)      Risk Management Instruments.  Except as has not had or would not reasonably be expected to have a Material Adverse Effect, since January 1, 2011, all material derivative instruments, including, swaps, caps, floors and option agreements, whether entered into for the Company’s own account, or for the account of one or more of the Company Subsidiaries, were entered into (1) only in the ordinary course of business, (2) in accordance with prudent practices and in all material respects with all applicable laws, rules, regulations and regulatory policies, and (3) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company or one of the Subsidiaries, enforceable in accordance with its terms. Neither the Company nor the Subsidiaries, nor, to the Company’s Knowledge, any other party thereto, is in breach of any of its material obligations under any such agreement or arrangement.

(pp)      ERISA.  The Company and each ERISA Affiliate is in compliance in all material respects with all presently applicable provisions of ERISA; no “reportable event” described in Section 4043 of ERISA (other than an event for which the 30-day notice requirement has been waived by applicable regulation) has occurred with respect to any Pension Plan for which the Company would have any liability that would reasonably be expected to have a Material Adverse Effect; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any Pension Plan; or (ii) Sections 412 or 4971 of the Code that would reasonably be expected to have a Material Adverse Effect; and each Pension Plan for which the Company would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, to the Company’s Knowledge, whether by action or by failure to act, which would cause the loss of such qualification.

(qq)      Reservation of Common Shares and Underlying Shares.  The Company will reserve, free of any preemptive or similar rights of shareholders of the Company, a number of unissued shares of Common Stock (voting and non-voting), sufficient to issue and deliver the Common Shares upon the Shareholder Approvals and the Underlying Shares into which the shares of Non-Voting Common Stock are convertible.

(rr)        Shell Company Status.  The Company is not, and has never been, an issuer identified in Rule 144(i)(1).

(ss)       Registration Eligibility.  The Company is eligible to register the resale of the Securities by the Shareholders using Form S-3 promulgated under the Securities Act.

(tt)        No Additional Agreements.    The Company has no other agreements or understandings (including, without limitation, side letters) with any Shareholder to exchange the Preferred Shares for the Common Shares on terms that are different from those set forth herein.

3.2        Representations and Warranties of the Shareholders.  Each Shareholder hereby, for itself and for no other Shareholder, represents and warrants as of the date of this Agreement to the Company as follows:

(a)        Organization: Authority.    (1) If such Shareholder is an entity, it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. If such Shareholder is an entity, the execution, delivery and performance by such Shareholder of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or, if such Shareholder is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Shareholder. If such Shareholder is an entity, each of this Agreement and the Registration Rights Agreement has been duly executed by such Shareholder, and when delivered by such Shareholder in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Shareholder, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application. (2) If such Shareholder is not an entity, the execution, delivery and performance by such Shareholder of the applicable Transaction Documents and the transactions contemplated hereby and thereby have been duly authorized, and no further consent or authorization in connection therewith is required by the Shareholder. Each of the applicable Transaction Documents has been duly executed by such Shareholder, and when delivered by such Shareholder in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b)        No Conflicts.  The execution, delivery and performance by such Shareholder of this Agreement and the Registration Rights Agreement and the consummation by such Shareholder of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Shareholder (if such Shareholder is an entity), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Shareholder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Shareholder, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Shareholder to perform its obligations hereunder.

(c)        Investment Intent.  Such Shareholder understands that the Common Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Common Shares as principal for its own account and not with a view to, or for distributing or reselling such Common Shares or any part thereof in violation of the Securities Act or any applicable state securities laws, provided, that by making the representations herein, other than as set forth herein, such Shareholder does not agree to hold any of the Common Shares for any minimum period of time and reserves the right at all times to sell or otherwise dispose of all or any part of such Common Shares pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Such Shareholder is acquiring the Common Shares hereunder in the ordinary course of its business. Such Shareholder does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Securities (or any securities which are derivatives thereof) to or through any Person or entity.

(d)        Shareholder Status.  At the time such Shareholder was offered the Common Shares, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act. Such Shareholder has provided the information in the Accredited Investor Questionnaire attached hereto as Exhibit B-1.

(e)        Reliance.  The Company and the Placement Agent (on behalf of its client) will be entitled to rely upon this Agreement and are irrevocably authorized to produce this Agreement or a copy hereof to (A) any regulatory authority having jurisdiction over the Company and its affiliates and (B) any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby, in each case, to the extent required by any court or governmental authority to which the Company is subject, provided that the Company provides the Shareholder with prior written notice of such disclosure.

(f)        General Solicitation.  Shareholder: (i) became aware of the offering of the Common Shares, and the Common Shares were offered to Shareholder, solely by direct contact between Shareholder and the Company or the Placement Agent, and not by any other means, including any form of “general solicitation” or “general advertising” (as such terms are used in Regulation D promulgated under the Securities Act and interpreted by the Commission); (ii) reached its decision to invest in the Company independently from any other Shareholder; (iii) has entered into no agreements with shareholders of the Company or other subscribers for the purpose of controlling the Company or any of its subsidiaries; and (iv) has entered into no agreements with shareholders of the Company or other subscribers regarding voting or transferring Shareholder’s interest in the Company.

(g)        Direct Purchase.  Shareholder is purchasing Common Shares directly from the Company and not from the Placement Agent. The Placement Agent has not made any representations, declarations or warranties to Shareholder, express or implied, regarding the Common Shares, the Company or the Company’s offering of the Common Shares, and the Placement Agent has not offered to sell, or solicited an offer to buy, any of the Common Shares that Shareholder proposes to acquire from the Company hereunder.

(h)        Experience and Financial Capability of Such Shareholder.  Such Shareholder, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Common Shares, and has so evaluated the merits and risks of such investment. Such Shareholder has available funds necessary to consummate the Closing on the terms and conditions contemplated by this Agreement and is able to bear the economic risk of an investment in the Common Shares and, at the present time, is able to afford a complete loss of such investment.

(i)         Access to Information.  Such Shareholder acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Common Shares and the merits and risks of investing in the Common Shares and any such questions have been answered to such Shareholder’s reasonable satisfaction; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment; and (iv) the opportunity to ask questions of management and any such questions have been answered to such Shareholder’s reasonable satisfaction. Neither such inquiries nor any other investigation conducted by or on behalf of such Shareholder or its representatives or counsel shall modify, amend or affect such Shareholder’s right to rely on the truth, accuracy and completeness of the Company’s representations and warranties contained in the Transaction Documents. Such Shareholder has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Common Shares. Shareholder acknowledges that neither the Company nor the Placement Agent has made any representation, express or implied, with respect to the accuracy, completeness or adequacy of any available information except, with respect to the Company, as expressly set forth in the SEC Reports or to the extent such information is covered by the representations and warranties of the Company contained in Section 3.1.

(j)        Brokers and Finders.   Other than the Placement Agent with respect to the Company (which fees are to be paid by the Company), to its knowledge, no Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or any Shareholder for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Shareholder.

(k)       Independent Investment Decision.    Such Shareholder has independently evaluated the merits of its decision to purchase Common Shares pursuant to the Transaction Documents, and such Shareholder confirms that it has not relied on the advice of any other Shareholder’s business and/or legal counsel in making such decision. Such Shareholder understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Shareholder in connection with the purchase of the Common Shares constitutes legal, regulatory, tax or investment advice. Such Shareholder has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Common Shares. Such Shareholder understands that the Placement Agent has acted solely as the agent of the Company in this placement of the Securities and such Shareholder has not relied on any statement, representation or warranty including any business or legal advice of the Placement Agent or any of either of its agents, counselor Affiliates in making its investment decision hereunder, and confirms that none of such Persons has made any representations or warranties to such Shareholder in connection with the transactions contemplated by the Transaction Documents.

(l)        ERISA.  (i) If Shareholder is, or is acting on behalf of, an ERISA Entity (as defined below), Shareholder represents and warrants that on the date hereof;

(A)      The decision to invest assets of the ERISA Entity in the Common Shares was made by fiduciaries independent of the Company or its affiliates, which fiduciaries are duly authorized to make such investment decisions and who have not relied on any advice or recommendations of the Company or its affiliates;

(B)       Neither the Company nor any of its agents, representatives or affiliates have exercised any discretionary authority or control with respect to the ERISA Entity’s investment in the Common Shares;

(C)      The purchase and holding of the Common Shares will not constitute a nonexempt prohibited transaction under ERISA or Section 4975 of the Code or a similar violation under any applicable similar laws; and

(D)      The terms of the Transaction Documents comply with the instruments and applicable laws governing such ERISA Entity.

(ii)       For the purpose of this paragraph, the term “ERISA Entity” will mean (A) an “employee benefit plan” within the meaning of Section 3(3) of ERISA subject to Title I of ERISA, (B) a “plan” within the meaning of Section 4975(e)(1) of the Code and (C) any person whose assets are deemed to be “plan assets” within the meaning of ERISA Section 3(42) and 29 C.F.R. § 2510.3-101 or otherwise under ERISA.

(m)       Reliance on Exemptions.  Such Shareholder understands that the Securities being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Shareholder’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Shareholder set forth herein in order to determine the availability of such exemptions and the eligibility of such Shareholder to acquire the Common Shares.

(n)        No Governmental Review.  Such Shareholder understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities. Shareholder understands that the Securities are not savings accounts, deposits or other obligations of any bank and are not insured by the FDIC, including the FDIC’s Deposit Insurance Fund, or any other governmental agency.

(o)        Consents.  Assuming the accuracy of the representations and warranties of the Company and the other parties to the Transaction Documents, other than passivity or anti-association commitments that may be requested by the Federal Reserve, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any governmental entity or authority or any other person or entity in respect of any law or regulation and the rules and regulations thereunder, is necessary or required, and no lapse of a waiting period under law applicable to such Shareholder is necessary or required, in each case in connection with the execution, delivery or performance by such Shareholder of this Agreement or the purchase of the Common Shares contemplated hereby.

(p)        Residency.  Such Shareholder’s residence (if an individual) or office in which its investment decision with respect to the Common Shares was made (if an entity) are located at the address immediately below such Shareholder’s name on its signature page hereto.

(q)        Regulatory Matters.  Shareholder understands and acknowledges that: (i) the Company is a registered bank holding company under the BHCA, and is subject to regulation by the FRB; (ii) acquisitions of interests in bank holding companies are subject to the BHCA and the CIBCA and may be reviewed by the FRB to determine the circumstances under which such acquisitions of interests will result in Shareholder becoming subject to the BHCA or subject to the prior notice requirements of the CIBCA. Assuming the accuracy of the representations and warranties of the Company contained herein, Shareholder represents that neither it nor its Affiliates will, as a result of the transactions contemplated herein, be deemed to (i) own or control 10% or more of any class of voting securities of the Company or (ii) otherwise control the Company for purposes of the BHCA or CIBCA. Shareholder is not participating and has not participated with any other investor in the offering of the Common Shares in any joint activity or parallel action towards a common goal between or among such investors of acquiring control of the Company.

(r)        OFAC and Anti-Money Laundering.        The Shareholder understands, acknowledges, represents and agrees that (i) the Shareholder is not the target of any sanction, regulation, or law promulgated by the Office of Foreign Assets Control, the Financial Crimes Enforcement Network or any other U.S. governmental entity (“U.S. Sanctions Laws”); (ii) the Shareholder is not owned by, controlled by, under common control with, or acting on behalf of any person that is the target of U.S. Sanctions Laws; (iii) the Shareholder is not a “foreign shell bank” and is not acting on behalf of a “foreign shell bank” under applicable anti-money laundering laws and regulations; (iv) the Shareholder’s entry into this Agreement or consummation of the transactions contemplated hereby will not contravene

U.S. Sanctions Laws or applicable anti-money laundering laws or regulations; (v) the Shareholder will promptly provide to any regulatory or law enforcement authority such information or documentation as may be required to comply with U.S. Sanctions Laws or applicable anti-money laundering laws or regulations; and (vi) the Company may provide to any regulatory or law enforcement authority information or documentation regarding, or provided by, the Shareholder for the purposes of complying with U.S. Sanctions Laws or applicable anti-money laundering laws or regulations.

(s)        No Outside Discussion of Offering. Shareholder has not discussed the Offering with any other party or potential investors (other than the Company, Placement Agent, any other Shareholder and Shareholder’s authorized representatives), except as expressly permitted under the terms of this Agreement and under the terms of the confidentiality agreement between Shareholder and the Company.

The Company and each of the Shareholders acknowledge and agree that no party to this Agreement has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Article 3 and the Transaction Documents.

ARTICLE 4:

OTHER AGREEMENTS OF THE PARTIES

4.1        Transfer Restrictions.

(a)        Compliance with Laws.  Notwithstanding any other provision of this Article 4, each Shareholder covenants that the Securities may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state, federal or foreign securities laws. In connection with any transfer of the Securities other than (i) pursuant to an effective registration statement, (ii) to the Company or (iii) pursuant to Rule 144 (provided that the transferor provides the Company with reasonable assurances (in the form of a seller representation letter and, if applicable, a broker representation letter) that such securities may be sold pursuant to such rule), the Company may require the transferor thereof to provide to the Company and the Transfer Agent, at the transferor’s expense, an opinion of counsel selected by the transferor and reasonably acceptable to the Company and the Transfer Agent, the form and substance of which opinion shall be reasonably satisfactory to the Company and the Transfer Agent, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with its Transfer Agent, without any such legal opinion, except to the extent that the Transfer Agent requests such legal opinion, any transfer of the Securities by any Shareholder to an Affiliate of such Shareholder, provided that the transferee certifies to the Company that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act, and provided that such Affiliate does not request any removal of any existing legends on any certificate evidencing the Securities. As a condition of transfer (other than pursuant to clauses (i), (ii) or (iii) of the preceding sentence), any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Shareholder under this Agreement and the Registration Rights Agreement with respect to such transferred Securities.

(b)        Legends.  Certificates evidencing the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and, with respect to Securities held in book-entry form, the Transfer Agent will record such a legend on the share register), until such time as they are not required under Section 4.1(c) or applicable law:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT (PROVIDED THAT THE TRANSFEROR PROVIDES THE COMPANY WITH REASONABLE ASSURANCES (IN THE FORM A SELLER REPRESENTATION LETTER AND, IF APPLICABLE, A BROKER REPRESENTATION LETTER) THAT THE SECURITIES MAY BE SOLD PURSUANT TO SUCH RULE). NO REPRESENTATION IS MADE BY THE ISSUER AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALES OF THESE SECURITIES. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES IF THE PLEDGEE AGREES IN WRITING TO BE BOUND BY THE TRANSFER RESTRICTIONS TO WHICH THE PLEDGOR IS SUBJECT.

(c)        Removal of Legends.  The restrictive legend set forth in Section 4.1(b) above shall be removed and the Company shall issue a certificate without such restrictive legend or any other restrictive legend to the holder of the applicable Securities upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at DTC, if (i) such Securities are sold or transferred pursuant to (A) Rule 144 or (B) pursuant to an effective registration statement filed under the Securities Act, or (ii) such Securities are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) as to such securities and without volume or manner-of-sale restrictions. Following the earlier of (i) the Effective Date (as defined in the Registration Rights Agreement) or (ii) Rule 144 becoming available for the resale of Securities, without the requirement for the Company to be in compliance with the current public information required under 144(c)(1) (or Rule 144(i)(2), if applicable) as to the Securities and without volume or manner-of-sale restrictions, the Company shall instruct the Transfer Agent to remove the legend from the Securities and shall cause its counsel to issue any legend removal opinion required by the Transfer Agent. Any fees (with respect to the Transfer Agent, Company counsel or otherwise) associated with the issuance of such opinion or the removal of such legend shall be borne by the Company. If a legend is no longer required pursuant to the foregoing, the Company will no later than three (3) Trading Days following the delivery by a Shareholder to the

Company or the Transfer Agent (with notice to the Company) of a legended certificate or instrument representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer) and a representation letter to the extent required by Section 4.1(a), (such third Trading Day, the “Legend Removal Date”) deliver or cause to be delivered to such Shareholder a certificate or instrument (as the case may be) representing such Securities that is free from all restrictive legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1(c). Certificates for Securities free from all restrictive legends may be transmitted by the Transfer Agent to the Shareholders by crediting the account of the Shareholder’s prime broker with DTC as directed by such Shareholder.

(d)        Acknowledgement.  Each Shareholder hereunder acknowledges its primary responsibilities under the Securities Act and accordingly will not sell or otherwise transfer the Securities or any interest therein without complying with the requirements of the Securities Act and the rules and regulations promulgated thereunder. Except as otherwise provided below, while the above-referenced registration statement remains effective, each Shareholder hereunder may sell the Securities in accordance with the plan of distribution contained in the registration statement and if it does so it will comply therewith and with the related prospectus delivery requirements unless an exemption therefrom is available or unless the Securities are sold pursuant to Rule 144. Each Shareholder, severally and not jointly with the other Shareholders, agrees that if it is notified by the Company in writing at any time that the registration statement registering the resale of the Securities is not effective or that the prospectus included in such registration statement no longer complies with the requirements of Section 10 of the Securities Act, such Shareholder will refrain from selling such Securities until such time as such Shareholder is notified by the Company that such registration statement is effective or such prospectus is compliant with Section 10 of the Exchange Act, unless such Shareholder is able to, and does, sell such Securities pursuant to an available exemption from the registration requirements of Section 5 of the Securities Act.

4.2        Acknowledgment of Dilution.  The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock. The Company further acknowledges that its obligations under the Transaction Documents, including without limitation its obligation to issue the Securities pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Shareholder and regardless of the dilutive effect that such issuance may have on the ownership of the other shareholders of the Company.

4.3        Furnishing of Information.  In order to enable the Shareholders to sell the Securities under Rule 144 of the Securities Act, until the date that the Shareholder may sell all of its Securities without restriction or limitation under Rule 144 (including without limitation the requirement to be in compliance with Rule 144(c)(1)), but not for a period exceeding one year from the Closing, the Company shall maintain the registration of the Voting Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. During such one year period, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Shareholders and make publicly available the information described in Rule 144(c)(2), if the provision of such information will allow resales of the Securities pursuant to Rule 144.

4.4        Form D and Blue Sky.  The Company agrees to timely file a Form D with respect to the Common Shares as required under Regulation D. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Common Shares for sale to the Shareholders at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification). The Company shall make all filings and reports relating to the offer and sale of the Common Shares required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

4.5        No Integration.  The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Shareholders.

4.6        Securities Laws Disclosure: Publicity.  On or before 9:00 a.m., New York City time, on the second (2nd) Trading Day immediately following the date of this Agreement, the Company shall issue one or more press releases (collectively, the “Press  Release”) reasonably acceptable to the Shareholders disclosing among other things (i) the material terms of the transactions contemplated hereby, (ii) the Company’s financial results related to the third quarter of fiscal year 2012, (iii) the currently anticipated loss from the contemplated classified asset disposition as reflected in the draft Company’s Form 10-Q for the quarter ended September 30, 2012 provided to Shareholders, (iv) the material terms of the PIPE Offering and (v) any other material, nonpublic information that the Company may have provided any Shareholder at any time prior to the issuance of the Press Release. On or before 5:30 p.m., New York City time, on the fourth Trading Day following the date of this Agreement, the Company will file a Current Report on Form 8-K with the Commission describing the terms of the Transaction Documents (and including as exhibits to such Current Report on Form 8-K, the Press Release, the material Transaction Documents (including, without limitation, this Agreement and the Registration Rights Agreement), and such other disclosures and filings as may be required by the federal securities laws. On or before 5:30 p.m., New York City time, on the fourth Trading Day immediately following the Closing Date, the Company will file a Current Report on Form 8-K with the Commission disclosing the funding and closing of the offering and, to the extent necessary, updating the previously filed Current Report on Form 8-K (and to the extent not previously filed, including as exhibits to such Current Report on Form 8-K the material Transaction Documents (including, without limitation, this Agreement and the Registration Rights Agreement) and such other disclosures and filings as may be required by the federal securities laws. To the extent that the potential transactions contemplated hereby are publicly disclosed prior to Closing and this Agreement terminates prior to Closing, the Company shall publicly disclose, on or before 9:00 a.m., New York City time, on the Trading Day immediately following such termination, the termination of the transactions contemplated hereby. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Shareholder or any Affiliate or investment adviser of any Shareholder, or include the name of any Shareholder or any Affiliate or investment adviser of any Shareholder in any press release or filing with the Commission (other than the Registration Statement) or Trading Market, without the prior written consent of such Shareholder, except (i) as required by federal securities law in connection with (A) any registration statement contemplated by the Registration Rights Agreement and (B) the filing of final Transaction Documents with the Commission, (ii) to the extent such disclosure is required by law, at the request of the Staff of the Commission or Trading Market regulations, in which case the Company shall provide the Shareholders with prior written notice of such disclosure permitted under this subclause (ii). From and after the issuance of the Press Release, no Shareholder shall be in possession of any material, non-public information received from the Company, any Subsidiary or any of their respective officers, directors or employees, or the Placement Agent. Each Shareholder, severally and not jointly with other Shareholders, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in this Section 4.6, such Shareholder will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction)).

4.7        Non-Public Information.  Except with the express written consent of such Shareholder and unless prior thereto such Shareholder shall have executed a written agreement regarding the confidentiality and use of such information, the Company shall not, and shall cause each Subsidiary and each of their respective officers, directors, employees and agents, not to, and each Shareholder shall not directly solicit the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents to provide any Shareholder with any material, non-public information regarding the Company or any of its Subsidiaries from and after the filing of the Press Release.

4.8        Indemnification.

(a)        Indemnification of Shareholders.  In addition to the indemnity provided in the Registration Rights Agreement, the Company will indemnify and hold each Shareholder and its directors, officers, shareholders, members, partners, employees, agents and investment advisers (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Shareholder (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners, employees or investment advisers (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (each, an “Indemnified Person”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Indemnified Person may suffer or incur as a result of (i) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (ii) any action instituted against a Indemnified Person in any capacity, or any of them or their respective affiliates, by any shareholder of the Company who is not an affiliate of such Indemnified Person, with respect to any of the transactions contemplated by this Agreement. The Company will not be liable to any Indemnified Person under this Agreement to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Indemnified Person’s breach of any of the representations, warranties, covenants or agreements made by such Indemnified Person in this Agreement or in the other Transaction Documents or attributable to the gross negligence or willful misconduct on the part of such Indemnified Person.

(b)        Conduct of Indemnification Proceedings.    Promptly after receipt by any Indemnified Person of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 4.8(a), such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is actually and materially and adversely prejudiced by such failure to notify (as determined by a court of competent jurisdiction which determination is not subject to appeal or further review). In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; (ii) the Company shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Person in such proceeding; or (iii) in the reasonable judgment of counsel to such Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them; provided, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties. The Company shall not be liable for any settlement of any proceeding affected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, delayed or conditioned, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

4.9        Listing of Voting Common Stock.  The Company will use its reasonable best efforts to list the Common Shares comprising Voting Common Stock and the Underlying Shares for quotation on the NASDAQ Global Select Market and maintain the listing of the Voting Common Stock on the NASDAQ.

4.10      Shareholders’ Meeting.  The Company shall call a special meeting of its shareholders, to be held as promptly as practicable following the date of this Agreement, but in no event later than 75 days after the date of this Agreement, to vote on proposals (the “Shareholder Proposals”) to (i) approve the issuance of the Common Shares (voting and non-voting) upon exchange of the Preferred Shares, the issuance of the Voting Common Stock upon conversion of the Series A Preferred Stock issued in the PIPE Offering, and the issuance of Voting Common Stock upon conversion of the Non-Voting Common Stock for purposes of NASDAQ Listing Rule 5635; (ii) approve the Articles of Amendment in the form attached hereto as Exhibit H; and (iii) if necessary, amend the Articles of Incorporation to increase the number of authorized shares of Common Stock (voting and non-voting) to at least such number as shall be sufficient to permit the exchange of the Preferred Shares for the Common Shares, the full conversion of the Series A Preferred Stock and the full conversion of the Non-Voting Common Stock (such approval of the Shareholder Proposals, “Shareholder Approvals”). The Board of Directors of the Company shall recommend to the Company’s shareholders that such shareholders vote in favor of the Shareholder Proposals. In connection with such meeting, the Company shall promptly prepare and file (but in no event more than 15 Business Days after the Closing Date) with the Commission a preliminary proxy statement, shall use its reasonable best efforts to respond to any comments of the Commission or its staff and to cause a definitive proxy statement related to such shareholders’ meeting to be mailed to the Company’s shareholders not more than 10 Business Days after clearance thereof by the Commission, and shall use its reasonable best efforts to solicit proxies for such Shareholder Approvals. If at any time prior to such shareholders’ meeting there shall occur any event that is required to be set forth in an amendment or supplement to the proxy statement, the Company shall as promptly as practicable prepare and mail to its shareholders such an amendment or supplement. In the event that Shareholder Approvals are not obtained at such special shareholders’ meeting, the Company shall include a proposal to approve (and the Board of Directors shall recommend approval of) such proposal at a meeting of its shareholders to be held no less than once in each subsequent six-month period beginning on the date of such special shareholders’ meeting until such approval is obtained.

4.11      Limitation on Beneficial Ownership.  No Shareholder will be entitled to exchange any Preferred Shares that would result in such Shareholder, together with its Affiliates and any other Persons with which it is acting in concert or whose holdings would otherwise be required to be aggregated with such Shareholder’s holdings for purposes of the BHCA or the CIBCA, becoming, directly or indirectly

(assuming conversion of the Series A Preferred Stock), collectively, the beneficial owner (as determined under Rule 13d-3 under the Exchange Act) of more than (i) 9.9% of the number of shares of Voting Common Stock issued and outstanding or (ii) 14.0% of the aggregate number of shares of Voting Common Stock and Non-Voting Common Stock issued and outstanding.

4.12        Conduct of Business.  From the date hereof until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, except as contemplated by this Agreement, the Company will, and will cause its Subsidiaries to, operate their business in the ordinary course consistent with past practice, preserve intact the current business organization of the Company, use commercially reasonable efforts to retain the services of their employees, consultants and agents, preserve the current relationships of the Company and its Subsidiaries with material customers and other Persons with whom the Company and its Subsidiaries have and intend to maintain significant relations, maintain all of its operating assets in their current condition (normal wear and tear excepted) and will not take or omit to take any action that would constitute a breach of Section 3.1(k).

4.13        Avoidance of Control.  Notwithstanding anything to the contrary in this Agreement, neither the Company nor any Subsidiary shall take any action (including, without limitation, any redemption, repurchase, rescission or recapitalization of Common Stock, or securities or rights, options or warrants to purchase Common Stock, or securities of any type whatsoever that are, or may become, convertible into or exchangeable into or exercisable for Common Stock in each case, where each Shareholder is not given the right to participate in such redemption, repurchase, rescission or recapitalization to the extent of such Shareholder’s pro rata proportion), that would cause (a) such Shareholder’s or any other Person’s equity of the Company (together with equity owned by such Shareholder’s or other Person’s Affiliates (as such term is used under the BHCA)) to exceed 33.3% of the Company’s total equity (provided that there is no ownership or control in excess of 9.9% of any class of voting securities of the Company by such Shareholder or any other Person, together with their respective Affiliates, as applicable) or (b) such Shareholder’s or any other Person’s ownership of any class of voting securities of the Company (together with the ownership by such Shareholder’s Affiliates (as such term is used under the BHCA) of voting securities of the Company) to exceed 9.9%, or to increase to an amount that would constitute “control” under the BHCA, the CIBCA or any rules or regulations promulgated thereunder (or any successor provisions) or otherwise cause such Shareholder to “control” the Company under and for purposes of the BHCA, the CIBCA or any rules or regulations promulgated thereunder (or any successor provisions), in each case without the prior written consent of such Shareholder or such Person; provided however that the Company shall not be deemed to be in breach of this Section to the extent that it is taking actions authorized under other Sections of this Agreement. Notwithstanding anything to the contrary in this Agreement, no Shareholder (together with its Affiliates (as such term is used under the BHCA)) shall have the ability to purchase more than 33.3% of the Company’s total equity or exercise any voting rights of any class of securities in excess of 9.9% of the total outstanding voting securities of the Company. In the event either the Company or a Shareholder breaches its obligations under this Section 4.13 or believes that it is reasonably likely to breach such an obligation, it shall promptly notify the other parties hereto and shall cooperate in good faith with such parties to modify ownership or make other arrangements or take any other action, in each case, as is necessary to cure or avoid such breach.

4.14        Most Favored Nation.  Except as disclosed or set forth herein, during the period from the date of this Agreement through the Closing Date, neither the Company nor its Subsidiaries shall enter into any additional, or modify any existing, agreements with any existing or future investors in the Company or any of its Subsidiaries that have the effect of establishing rights or otherwise benefiting such investor in a manner more favorable in any material respect to such investor than the rights and benefits established in favor of the Shareholders by this Agreement, unless, in any such case, the Shareholders have been provided with such rights and benefits.

4.15      Dividends.  The Company will use its reasonable best efforts to obtain prior written approval from the Federal Reserve to pay all accrued and unpaid dividends on the Preferred Shares and, if such approval is obtained, pay such dividends through the Closing Date.

4.16      Subscription Rights.

(a)        Sale of New Securities.  For a period beginning on the Closing Date and ending on the third anniversary of the Closing Date, for as long as Shareholder (together with its Affiliates) owns Securities constituting at least 357,142 shares (as adjusted for any stock dividend, subdivision, split or combination with respect to shares of Common Stock after the date of this Agreement) of Common Stock (before giving effect to any issuances triggering the provisions of this Section 4.16), if the Company at any time or from time to time makes any public or non-public offering of any equity (including Common Stock, preferred stock and restricted stock), or any securities, options or debt that are convertible or exchangeable into equity or that include an equity component (such as an “equity kicker”) (including any hybrid security) (any such security a “New Security”), the Shareholder shall be afforded the opportunity (provided, in the case of an offering that is not a registered public offering, that the Shareholder satisfied any applicable “accredited investor,” “qualified institutional buyer” or other investor criteria applicable to such offering) to acquire from the Company for the same price and on the same terms (except that the Shareholder may elect to receive such securities in non-voting form) as such securities are proposed to be offered to others, up to the amount of New Securities in the aggregate required to enable it to maintain its proportionate Common Stock-equivalent interest in the Company; provided that Shareholder shall not be entitled to acquire securities pursuant to this Section 4.16 if such acquisition would cause or would result in Shareholder and its Affiliates, collectively, being deemed to own, control or have the power to vote, for purposes of the BHCA or the CIBCA and any rules and regulations promulgated thereunder, 10% or more of any class of “voting securities” (as defined in the BHCA and any rules or regulations promulgated thereunder) of the Company (it being understood, for the avoidance of doubt, that no security shall be included in any such percentage calculation to the extent it cannot by its terms be converted into or exercisable for voting securities by the Shareholder or its Affiliates), or 33.3% of the Company’s total equity, outstanding at such time. Subject to the foregoing proviso, the amount of New Securities that the Shareholder shall be entitled to purchase in the aggregate shall be determined by multiplying (x) the total number of such offered shares of New Securities by (y) a fraction, the numerator of which is the number of shares of Common Stock held by Shareholder plus the number of shares of Common Stock represented by the Preferred Stock held by Shareholder on an as converted basis, as of such date, and the denominator of which is the number of shares of Common Stock then outstanding plus the number of shares of Common Stock represented by all then outstanding shares of Preferred Stock on an as converted basis, as of such date. Notwithstanding the foregoing, the subscription rights set forth under this Section 4.16 shall not apply to (1) any offering by the Company pursuant to the granting or exercise of employee stock options or other equity incentives to employees or directors pursuant to the Company’s stock incentive plans or the issuance of stock pursuant to any employee stock purchase plan, in each case in the ordinary course of equity compensation awards and to the extent approved by the Board of Directors, (2) issuances of any securities issued as a result of a stock split, stock dividend, reclassification or reorganization or similar event, but solely to the extent such issuance is (A) made to all holders of Common Stock and (B) results in an adjustment to the conversion price of the Preferred Stock, (3) issuances of shares of Common Stock issued upon conversion of, or as a dividend on, the Preferred Stock, (4) issuances of shares of Common Stock issued upon conversion of the Non-Voting Common Stock, (5) issuances of shares of Common Stock issued upon conversion of, or as a dividend on, any convertible securities of the Company issued prior to the date hereof and (6) an offering by the Company for consideration in connection with any bona fide, arm’s length direct or indirect merger or acquisition. For the avoidance of doubt, to the extent that the Company complies with its obligations pursuant to this Section 4.16 with respect to any securities that are convertible or exchangeable into (or exercisable for) Common Stock, the Shareholder shall not have an additional right to purchase pursuant to this Section 4.16 additional securities as a result of the issuance of New Securities upon the conversion, exchange or exercise of such earlier issued securities (whether or not Shareholder exercised its right to purchase such earlier issued securities). A Shareholder may assign the right to exercise the subscription rights set forth in this Section 4.16 to any Affiliate or Person who shares a common discretionary investment adviser with such Shareholder that agrees in writing for the benefit of the Company to be bound by the terms of this Agreement, and any such assignee shall be included in the term “Shareholder” for purposes of this Section 4.16.

(b)        Notice.  In the event the Company proposes to offer New Securities, it shall give the Shareholder written notice (or, if such a written notice would be required to be filed with the Commission, oral notice) of its intention, describing, to the extent then known, the price (or range of prices), anticipated amount of securities, timing and other terms upon which the Company proposes to offer the same (including, in the case of a registered public offering and to the extent possible, a copy of the prospectus included in the registration statement filed with respect to such offering) no later than five Business Days, as the case may be, after the initial filing of a registration statement with the Commission with respect to an underwritten public offering, after the commencement of marketing with respect to a Rule 144A offering or after the Company commences the marketing of any other offering; provided that for purposes of this Section 4.16, in addition to providing notice to the Shareholder in accordance with Section 6.3, the Company shall use its commercially reasonable efforts to effect actual notice of the Shareholder as promptly as practicable, including via telephone and/or electronic mail (provided that the Company shall contact only those persons listed in the “Address for Notices” section of such Shareholder’s signature page to this Agreement and shall have no obligation to use electronic mail if such electronic mail would be required to be filed with the Commission). The Company may provide such notice to the Shareholder on a confidential basis (the Shareholder shall keep the information conveyed by notice confidential) prior to public disclosure of such offering. The Shareholder shall have ten days from the date of receipt of such notice (or, in the case or a “shelf takedown” from a shelf registration statement, two days from the receipt of such notice) (such ten or two day period, as applicable, the “Response Period”) to notify the Company in writing whether it will exercise such subscription rights and as to the amount of New Securities the Shareholder desires to purchase, up to the maximum amount calculated pursuant to Section 4.16(a). Such notice shall constitute a binding commitment by the Shareholder to purchase the amount of New Securities so specified at the price and other terms set forth in the Company’s notice to it and subject to other customary closing conditions and provided, with respect to a registered offering, that such notice shall not be binding unless and until the Company can accept a binding commitment under applicable laws and regulations. The failure of the Shareholder to respond within the Response Period shall be deemed to be a waiver of Shareholder’s rights under this Section 4.16 only with respect to the offering described in the applicable notice.

(c)        Purchase Mechanism.    If the Shareholder exercises its subscription rights provided in this Section 4.16, the closing of the purchase of the New Securities with respect to which such right has been exercised shall take place within 30 days after the giving of notice of such exercise, which period of time shall be extended for a maximum of 120 days in order to comply with applicable laws and regulations (including receipt of any applicable regulatory or shareholder approvals), except that in the case of a registered public offering the closing shall occur in accordance with market convention. Each of the Company and the Shareholder agrees to use its commercially reasonable efforts to secure any regulatory or shareholder approvals or other consents, and to comply with any law or regulation necessary in connection with the offer, sale and purchase of such New Securities, including calling a meeting of the Company’s shareholders to vote on any matters requiring shareholder approval in connection with the offer, sale and purchase of such New Securities (the “Subscription Proposals”), recommending to the Company’s shareholders that such shareholders vote in favor of any Subscription Proposals and soliciting proxies for approval of any Subscription Proposals.

(d)        Failure to Purchase.  In the event the Shareholder fails to exercise its subscription rights provided in this Section 4.16 within the Response Period, or, if so exercised, the Shareholder is unable to consummate such purchase within the time period specified in Section 4.16(c) above for any reason, the Company shall thereafter be entitled during the period of 60 days following the conclusion of the applicable period to sell or enter into an agreement (pursuant to which the sale of the New Securities covered thereby shall be consummated, if at all, within 30 days from the date of said agreement) to sell the New Securities not elected to be purchased pursuant to this Section 4.16 or which the Shareholder does not or is unable to purchase, at a price and upon terms no more favorable to purchasers of such securities than were specified in the Company’s notice to the Shareholder. Notwithstanding the foregoing, if such sale is subject to the receipt of any regulatory or shareholder approval or consent or the expiration of any waiting period, the time period during which such sale may be consummated shall be extended until the expiration of five Business Days after all such approvals or consents have been obtained or waiting periods expired, but in no event shall such time period exceed 120 days from the date of the applicable agreement with respect to such sale. In the event the Company has not sold the New Securities or entered into an agreement to sell the New Securities within said 60-day period (or sold and issued New Securities in accordance with the foregoing within 30 days from the date of said agreement (as such period may be extended in the manner described above for a period not to exceed 120 days from the date of said agreement)), the Company shall not thereafter offer, issue or sell such New Securities without first offering such securities to the Shareholder in the manner provided above.

(e)        Non-Cash Consideration.    In the case of the offering of securities for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors; provided, however, that such fair value as determined by the Board of Directors shall not exceed the aggregate market price of the securities being offered as of the date the Board of Directors authorizes the offering of such securities.

(f)        Cooperation.    The Company and Shareholder shall cooperate in good faith to facilitate the exercise of Shareholder’s rights pursuant to this Section 4.16, including securing any required approvals or consents.

(g)        Exception to Time Periods.   Notwithstanding the foregoing provisions of this Section 4.16, in the event that New Securities are to be offered or issued by the Company at the written direction of the applicable federal banking regulator of the Company or the Bank, the Company may proceed to complete such issuance prior to the expiration of such time periods, so long as provision is made in such issuance such that subsequent to the time periods set forth in Section 4.16(b) and Section 4.16(c) either (i) purchasers of such New Securities will be obligated to transfer that portion of such New Securities to any Shareholder properly electing to participate in such issuance pursuant to this Section 4.16 sufficient to satisfy the terms of this Section 4.16 or (ii) the Company shall issue an incremental amount of such New Securities to those Shareholders properly electing to participate in such issuance pursuant to this Section 4.16 sufficient to satisfy the terms of this Section 4.16.

ARTICLE 5:

CONDITIONS PRECEDENT TO CLOSING

5.1        Conditions Precedent to the Obligations of the Shareholders to Exchange the Preferred Shares for the Common Shares.  The obligation of each Shareholder to exchange the Preferred Shares for the Common Shares at the Closing is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by such Shareholder (as to itself only):

(a)        Representations and Warranties.  The representations and warranties of the Company contained herein shall be true and correct as of the date hereof and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date.

(b)        Performance.  The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

(c)        No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d)        Consents.   Other than the Required Approvals contemplated in Section 3.1 (e)(iii) and (v) above, the Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of the Exchange, all of which shall be and remain so long as necessary in full force and effect.

(e)        Shareholder Approvals.    The Company shall have obtained the Shareholder Approvals.

(f)         Articles of Amendment.    The Company shall have filed the Articles of Amendment with the Secretary of State.

(g)        Conversion of Series A Preferred Stock.    Concurrent with the Exchange, the shares of Series A Preferred Stock shall convert into shares of Voting Common Stock pursuant to the terms thereof.

(h)        Company Deliverables.    The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a) and (b).

(i)         Compliance Certificate.  The Company shall have delivered to each Shareholder a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or its Chief Financial Officer, certifying to the fulfillment of the conditions specified in Sections 5.1 in the form attached hereto as Exhibit E.

(j)         Termination.    This Agreement shall not have been terminated as to such Shareholder in accordance with Sections 6.16 herein.

(k)        Minimum Exchange Amounts.  In the Exchange, the Company shall have issued Common Shares in exchange for Preferred Shares with an aggregate liquidation amount (excluding accrued and unpaid dividends) of not less than $16.0 million and the Company shall have raised at least $35 million in the PIPE Offering.

(l)         Ownership Limitations.    The exchange of the Preferred Shares for Common Shares pursuant to this Agreement will not cause any Shareholder, together with its Affiliates and any other Persons with which it is acting in concert or whose holdings would otherwise be required to be aggregated with such Shareholder’s holdings for purposes of the BHCA or the CIBCA, to directly or indirectly (assuming conversion of the Series A Preferred Stock) collectively become the beneficial owner (as determined under Rule 13d-3 under the Exchange Act) of more than (i) 9.9% of the number of shares of Voting Common Stock issued and outstanding or (ii) 14.0% of the aggregate number of shares of Voting Common Stock and Non-Voting Common Stock issued and outstanding.

(m)       No Burdensome Condition.  Since the date hereof, there shall not be any action taken, or any law, rule or regulation enacted, entered, enforced or deemed applicable to the Company or its Subsidiaries, such Shareholder (or its Affiliates) or the transactions contemplated by this Agreement, by any bank regulatory authority which imposes any restriction or condition on the Company or its Subsidiaries or such Shareholder or any of its Affiliates (other than such restrictions as are described in any passivity or anti-association commitments, as may be amended from time to time, entered into by such Shareholder) which such Shareholder determines, in its reasonable good faith judgment, is materially and unreasonably burdensome on the Company’s business following the Closing or on such Shareholder (or any of its Affiliates) or would reduce the economic benefits of the transactions contemplated by this Agreement to such Shareholder to such a degree that such Shareholder would not have entered into this Agreement had such condition or restriction been known to it on the date hereof (any such condition or restriction, a “Burdensome Condition”), and, for the avoidance of doubt, any requirements to disclose the identities of limited partners, shareholders or non-managing members of such Shareholder or its Affiliates or its investment advisers shall be deemed a Burdensome Condition unless otherwise determined by such Shareholder in its sole discretion.

(n)        NASDAQ Approval.   NASDAQ has reviewed the transactions contemplated hereby; NASDAQ has completed its review and has raised no objections; and NASDAQ has raised no objections to the listing of the Common Shares comprising Voting Common Stock and the Underlying Shares.

5.2        Conditions Precedent to the Obligations of the Company to issue Common Shares in Exchange for Preferred Shares.  The Company’s obligation to issue the Common Shares at the Closing is subject to the fulfillment, on or prior to the Closing Date, of the following conditions, any of which may be waived by the Company:

(a)        Representations and Warranties.  The representations and warranties made by each Shareholder in Section 3.2 hereof shall be true and correct as of the date hereof and as of the Closing Date as though made on and as of such date, except for representations and warranties that speak as of a specific date.

(b)        Performance.  Such Shareholder shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Shareholder at or prior to the Closing Date.

(c)        No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d)        Consents.  Other than the Required Approvals contemplated in Section 3.1(e)(iii) and (v) above, the Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of the Exchange, all of which shall be and remain so long as necessary in full force and effect.

(e)        Shareholder Approvals.    The Company shall have obtained the Shareholder Approvals.

(f)         Conversion of Series A Preferred Stock.  Concurrent with the Exchange, the shares of Series A Preferred Stock shall convert into shares of Voting Common Stock pursuant to the terms thereof.

(g)        Shareholders Deliverables.    Such Shareholder shall have delivered its Shareholder Deliverables in accordance with Section 2.2(c) and (d).

(h)        Termination.    This Agreement shall not have been terminated as to such Shareholder in accordance with Sections 6.16 herein.

(i)         NASDAQ Approval.   NASDAQ has reviewed the transactions contemplated hereby; NASDAQ has completed its review and has raised no objections; and NASDAQ has raised no objections to the listing of the Common Shares comprising Voting Common Stock and the Underlying Shares.

ARTICLE 6:

MISCELLANEOUS

6.1        Fees and Expenses.  The Company shall pay the reasonable legal fees and expenses of Greenberg Traurig, LLP, counsel to certain Shareholders, incurred by such Shareholders in connection with the transactions contemplated by the Transaction Documents and the PIPE Offering, up to a maximum amount of $50,000 in the aggregate, which amount shall be paid directly by the Company to Greenberg Traurig, LLP at the Closing or paid by the Company to Greenberg Traurig, LLP upon termination of this Agreement so long as such termination did not occur as a result of a material breach by such Shareholders of any of their obligations hereunder (as the case may be). Except as set forth above and elsewhere in the Transaction Documents, the parties hereto shall be responsible for the payment of all expenses incurred by them in connection with the preparation and negotiation of the Transaction Documents and the consummation of the transactions contemplated hereby. The Company shall pay all amounts owed to the Placement Agent relating to or arising out of the transactions contemplated hereby. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the exchange and issuance of the Securities to the Shareholders.

6.2        Entire Agreement.    The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company and the Shareholders will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

6.3        Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or e-mail (provided the sender receives a machine-generated confirmation of successful facsimile transmission or confirmation of receipt of an e-mail transmission) at the facsimile number specified in this Section prior to 5:00 p.m., New York City time, on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:00 p.m., New York City time, on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:

Yadkin Valley Financial Corporation

209 North Bridge Street

Elkin, North Carolina 28621

Attention: Joseph Towell, President and Chief Executive Officer

Fax: 704-873-8657

E-mail: Joe.Towell@YadkinValleyBank.com

With a copy to:	Nelson, Mullins, Riley & Scarborough, LLP Poinsett Plaza, 9th Floor 104 South Main Street Greenville, SC 29601 Attn: Neil E. Grayson Fax: (864) 232-2359 E-mail: neil.grayson@nelsonmullins.com

If to a Shareholder:	To the address set forth under such Shareholder’s name on the signature page hereof;

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.4        Amendments: Waivers: No Additional Consideration.  No amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by an officer or a duly authorized representative of such party. No consideration shall be offered or paid to any Shareholder to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Shareholders who then hold Preferred Shares.

6.5        Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

6.6        Successors and Assigns.  The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by the Company without the prior written consent of the Shareholders. Any Shareholder may assign its rights hereunder in whole or in part to any Person to whom such Shareholder assigns or transfers any Securities in compliance with the Transaction Documents and applicable law, provided such transferee shall agree in writing to be bound, with respect to the transferred Securities, by the terms and conditions of this Agreement that apply to the “Shareholders”.

6.7        No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than, solely with respect to the provisions of Section 4.8, the Indemnified Persons.

6.8        Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents, or any other matter related thereto (whether brought against a party hereto or its respective Affiliates, employees or agents) whether in tort or contract or at law or in equity, shall be commenced and maintained exclusively in the United States District Court for the Southern District of New York or the Supreme Court of the State of New York for the County of New York (the (“New York Courts”) Each party hereto hereby irrevocably submits to the exclusive jurisdiction of such New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Courts, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.9        Survival.  Subject to applicable statute of limitations, the representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Common Shares; provided, that the representations and warranties of the Company and each Shareholder shall survive the Closing and the delivery of Common Shares for a period of one year.

6.10      Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.11        Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.12        Replacement of Common Shares.    If any certificate or instrument evidencing any Common Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Transfer Agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and the Transfer Agent for any losses in connection therewith or, if required by the Transfer Agent, a bond in such form and amount as is required by the Transfer Agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Common Shares. If a replacement certificate or instrument evidencing any Common Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

6.13        Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Shareholders and the Company may be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

6.14        Payment Set Aside.  To the extent that the Company makes a payment or payments to any Shareholder pursuant to any Transaction Document or a Shareholder enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.15        Independent Nature of Shareholders’ Obligations and Rights.  The obligations of each Shareholder under any Transaction Document are several and not joint with the obligations of any other Shareholder, and no Shareholder shall be responsible in any way for the performance of the obligations of any other Shareholder under any Transaction Document. The decision of each Shareholder to purchase Common Shares pursuant to the Transaction Documents has been made by such Shareholder independently of any other Shareholder and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any Subsidiary which may have been made or given by any other Shareholder or by any agent or employee of any other Shareholder, and no Shareholder and any of its agents or employees shall have any liability to any other Shareholder (or any other Person) relating to or arising from any such information, materials, statement or opinions. Nothing contained herein or in any Transaction Document, and no action taken by any Shareholder pursuant thereto, shall be deemed to constitute the Shareholders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Shareholders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Shareholder acknowledges that no other Shareholder has acted as agent for such Shareholder in connection with making its investment hereunder and that no Shareholder will be acting as agent of such Shareholder in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Shareholder shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Shareholder to be joined as an additional party in any proceeding for such purpose. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and a Shareholder, solely, and not between the Company and the Shareholders collectively and not between and among the Shareholders.

6.16      Termination, Rescission.

(a)        This Agreement may be terminated and the exchange of the Preferred Shares for the Common Shares abandoned at any time prior to the Closing by either the Company or any Shareholder (with respect to itself only) upon written notice to the other, if the Closing has not been consummated on or prior to 5:00 p.m., New York City time, on the Outside Date; provided, however, that the right to terminate this Agreement under this Section 6.16 shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time. In the event that any Shareholder terminates this Agreement with respect to itself, the Company shall give prompt notice of the termination to each other Shareholder, and, as necessary, work in good faith to restructure the transaction to allow each Shareholder that does not exercise a termination right to purchase the full number of Securities set forth below such Shareholder’s name on the signature page of this Agreement while remaining in compliance with Section 4.11. Nothing in this Section 6.16 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents. In the event of a termination pursuant to this Section 6.16, the Company shall promptly notify all non-terminating Shareholders. Upon a termination in accordance with this Section 6.16, the Company and the terminating Shareholder(s) shall not have any further obligation or liability (including arising from such termination) to the other, and no Shareholder will have any liability to any other Shareholder under the Transaction Documents as a result therefrom.

(b)        Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Shareholder exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Shareholder may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(c)        Promptly following the termination of this Agreement pursuant to this Section 6.16, the Company shall advise the Transfer Agent that the share issuance instructions with respect to such Shareholder shall be null and void.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Share Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Yadkin Valley Financial Corporation

By:
Name:
Title:

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGES FOR SHAREHOLDERS FOLLOW]

SHAREHOLDER:

By:

Name:

Title:

Tax ID No.:

Address for Notice:

Telephone No.:
Facsimile No.:
E-mail Address:
Attention:

Delivery Instructions: (if different than above)
c/o

Street:

City/State/Zip:

Attention:

Telephone No.:

[Signature Page to Share Exchange Agreement]

SCHEDULE A
Shareholder Name	Shares of Series T Preferred Stock to be Exchanged	Shares of Series T-ACB Preferred Stock to be Exchanged	Shares of Voting Common Stock to be Acquired	Shares of Non- Voting Common Stock to be Acquired	Series T Preferred Stock Owned by Shareholder Upon Consummation of Exchange	Series T-ACB Preferred Stock Owned by Shareholder Upon Consummation of Exchange

*

Each TARP Preferred Share will be exchanged for an amount of shares of either Voting Common Stock or Non-Voting Common Stock equal to 95% of the liquidation value (excluding accrued and unpaid dividends, which will be paid at closing) of such TARP Preferred Share divided by $2.800022 per Common Share (the “Exchange Price”). Section 10 (Anti-Dilution Adjustments) of the Company’s Articles of Amendment for the Series A Preferred Common Stock shall apply to the Exchange Price in connection with the Exchange with references to “Conversion Price” in the Company’s Articles of Amendment for the Series A Preferred Stock being replaced with the “Exchange Price”.

EXHIBITS

A:	Form of Registration Rights Agreement
B-1:	Accredited Investor Questionnaire
B-2:	Stock Certificate Questionnaire
C:	Form of Opinion of Company’s Counsel
D:	Form of Secretary’s Certificate
E:	Form of Officer’s Certificate
F:	Subsidiaries of the Company
G:	List of Agreements Re: Registration Rights
H:	Form of Non-Voting Common Stock Articles of Amendment

EXHIBIT A

Form of Registration Rights Agreement

EXHIBIT B-1

ACCREDITED INVESTOR QUESTIONNAIRE

(ALL INFORMATION WILL BE TREATED CONFIDENTIALLY)

To:	Yadkin Valley Financial Corporation

This Investor Questionnaire (“Questionnaire”) must be completed by each potential investor in connection with the offer and sale of shares of common stock (voting and non-voting), par value $1.00 (the “Common Shares”), of Yadkin Valley Financial Corporation, a North Carolina corporation (the “Corporation”). The Common Shares are being offered and sold by the Corporation without registration under the Securities Act of 1933, as amended (the “Securities Act”), and the securities laws of certain states, in reliance on the exemptions contained in Section 4(2) of the Securities Act and on Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. The Corporation must determine that a potential investor meets certain suitability requirements before offering or selling Common Shares to such investor. The purpose of this Questionnaire is to assure the Corporation that each investor will meet the applicable suitability requirements. The information supplied by you will be used in determining whether you meet such criteria, and reliance upon the private offering exemptions from registration is based in part on the information herein supplied.

This Questionnaire does not constitute an offer to sell or a solicitation of an offer to buy any security. Your answers will be kept strictly confidential. However, by signing this Questionnaire, you will be authorizing the Corporation to provide a completed copy of this Questionnaire to such parties as the Corporation deems appropriate in order to ensure that the offer and sale of the Common Shares will not result in a violation of the Securities Act or the securities laws of any state and that you otherwise satisfy the suitability standards applicable to purchasers of the Common Shares. All potential investors must answer all applicable questions and complete, date and sign this Questionnaire. Please print or type your responses and attach additional sheets of paper if necessary to complete your answers to any item.

PART A.	BACKGROUND INFORMATION

Name of Beneficial Owner of the Common Shares:

Business Address:

(Number and Street)

(City)	(State)	(Zip Code)

Telephone Number:

If a corporation, partnership, limited liability company, trust or other entity:

Type of entity:

Were you formed for the purpose of investing in the securities being offered?

Yes

No

If an individual:

Residence Address:

Telephone Number:

Age:                                Citizenship:                            Where registered to vote:

Set forth in the space provided below the state(s), if any, in the United States in which you maintained your residence during the past two years and the dates during which you resided in each state:

Are you a director or executive officer of the Corporation?

Yes

No

Social Security or Taxpayer Identification No.

PART B.	ACCREDITED INVESTOR QUESTIONNAIRE

In order for the Company to offer and sell the Common Shares in conformance with state and federal securities laws, the following information must be obtained regarding your investor status. Please initial each category applicable to you as a Shareholder of Common Shares.

   (1) A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

   (2) A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934;

   (3) An insurance company as defined in Section 2(13) of the Securities Act;

   (4) An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that act;

   (5) A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

   (6) A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

   (7) An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

   (8) A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

   (9) An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Common Shares, with total assets in excess of $5,000,000;

   (10) A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Common Shares, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Company;

  (11) A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000 (See Note 11 below);

  (12) A natural person who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with that person’s spouse in excess of $300,000, in each of those years, and has a reasonable expectation of reaching the same income level in the current year;

  (13) An executive officer or director of the Corporation;

  (14) An entity in which all of the equity owners qualify under any of the above subparagraphs. If the undersigned belongs to this investor category only, list the equity owners of the undersigned, and the investor category which each such equity owner satisfies.

Note 11. For purposes of calculating net worth under paragraph (11):

(A) The person’s primary residence shall not be included as an asset;

(B) Indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and

(C) Indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability.

A.	FOR EXECUTION BY AN INDIVIDUAL:

By

Date

Print Name:

B.	FOR EXECUTION BY AN ENTITY:

Entity Name:

By

Date

Print Name:

Title:

C.	ADDITIONAL SIGNATURES (if required by partnership, corporation or trust document):

Entity Name:

By

Date

Print Name:

Title:

Entity Name:

By

Date

Print Name:

Title:

EXHIBIT B-2

Stock Certificate Questionnaire

  Pursuant to Section 2.2(b) of the Agreement, please provide us with the following information:

1.	The exact name that the Common Shares are to be registered in (this is the name that will appear on the stock certificate(s)). You may use a nominee name if appropriate:

2.	The relationship between the Shareholder of the Common Shares and the Registered Holder listed in response to Item 1 above:

3.	The mailing address, telephone and telecopy number of the Registered Holder listed in response to Item 1 above:

4.	The Tax Identification Number (or, if an individual, the Social Security Number) of the Registered Holder listed in response to Item 1 above:

EXHIBIT C

Form of Opinion of Company Counsel*

1.	The Company is a corporation validly existing and in good standing under the laws of the State of North Carolina.

2.	The Bank is a corporation validly existing and in good standing under the laws of the State of North Carolina.

3.

The Company has the corporate power to execute, deliver and perform its obligations under the Transaction Documents, including to issue, upon obtaining Shareholder Approvals, the Common Shares and the Underlying Shares.

4.	The Company is a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHCA”).

5.	The deposit accounts of the Bank are insured by the Federal Deposit Insurance Corporation under the provisions of the Federal Deposit Insurance Act.

6.

The Company has authorized the execution, delivery and performance of each of the Transaction Documents by all necessary corporate action, including the issuance, upon obtaining Shareholder Approvals, of the Common Shares and the Underlying Shares.

7.

The Transaction Documents have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Shareholders (to the extent they are a party), each of the Transaction Documents is valid, binding and enforceable against the Company in accordance with its terms.

8.

The execution and delivery of each of the Transaction Documents by the Company, the consummation by the Company of the transactions provided for in the Transaction Documents, and the performance by the Company of its obligations under the Transaction Documents, including the issuance of the Common Shares and the Underlying Shares upon obtaining Shareholder Approvals do not: (a) violate any provision of the Company’s Articles of Incorporation, as amended to date, or Bylaws; (b) violate or constitute a breach of or default under any contract, agreement or instrument filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 (the “Annual Report”) and as an exhibit to any report filed with the SEC subsequent to the filing of the Annual Report and prior to the date hereof; or (c) violate any applicable law or any order of any court or governmental authority that is binding on the Company or any of its assets.

9.

No consent, approval, authorization or other action by, or filing or registration with, any Federal governmental authority or any governmental authority of the State of North Carolina is required to be obtained or made by the Company for the execution and delivery by the Company of each of the Transaction Documents, for consummation by the Company of the transactions provided for therein, or for the performance by the Company of its obligations under the Transaction Documents, except for consents, approvals, authorizations, actions, filings and registrations (a) as may be required by federal securities laws with respect to the Company’s obligations under the Registration Rights Agreement; (b) related to required blue sky filings; (c) in connection with the filing of a Form D pursuant to Securities and Exchange Commission Regulation D; (d) required in accordance with Section 4.6 of the Agreement; and (e) in accordance with the listing of the Common Shares comprising Voting Common Stock and the Underlying Shares on NASDAQ.

10.

Assuming the accuracy of the representations and warranties and compliance with the covenants and agreements of the Shareholders and the Company contained in the Agreement, it is not necessary, in connection with the offer, sale and delivery of the Common Shares to the Shareholders to register the Common Shares under the Securities Act.

11.

The Common Shares to be issued to the Shareholders pursuant to the Agreement have been duly authorized by all necessary corporate action on the part of the Company and, when issued, delivered and paid for as provided for in the Agreement, will be validly issued, fully paid and nonassessable and will not be issued in violation of any preemptive right. The Voting Common Stock to be issued upon conversion of the Non-Voting Common Stock pursuant to the Articles of Amendment have been authorized on the part of the Company, have been duly and validly reserved for issuance by all necessary corporate action on the part of the Company and, when issued as provided for in the Articles of Amendment, will be validly issued, fully paid and nonassessable and will not be issued in violation of any preemptive right.

12.	The Articles of Amendment have been filed with the Secretary of State of the State of North Carolina.

13.	The Company is not and, after giving effect to the issuance of the Common Shares, will not be on the date hereof an “investment company” as defined in the Investment Company Act of 1940.

* The opinion letter of Company Counsel will be subject to customary limitations and carveouts.

EXHIBIT D

Form of Secretary’s Certificate

The undersigned hereby certifies that he is the duly elected, qualified and acting Secretary of Yadkin Valley Financial Corporation, a North Carolina corporation (the “Company”), and that as such he is authorized to execute and deliver this certificate in the name and on behalf of the Company and in connection with the Share Exchange Agreement, dated as of [            ], 2012, by and among the Company and the investors party thereto (the “Share Exchange Agreement”), and further certifies in his official capacity, in the name and on behalf of the Company, the items set forth below. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Share Exchange Agreement.

1.

Attached hereto as Exhibit A is a true, correct and complete copy of the resolutions duly adopted by the Board of Directors of the Company at a meeting held on [                    ], 2012. Such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect.

2.

The Company’s Articles of Incorporation, as amended, are attached hereto as Exhibit B; its Bylaws are attached hereto as Exhibit C. Such Articles of Incorporation, as amended, and Bylaws, constitute true, correct and complete copies of the Articles of Incorporation, as amended, and Bylaws as in effect on the date hereof.

3.

Each person listed below has been duly elected or appointed to the position(s) indicated opposite his name and is duly authorized to sign the Share Exchange Agreement and each of the Transaction Documents on behalf of the Company, and the signature appearing opposite such person’s name below is such person’s genuine signature.

Name	Position	Signature

IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of this        day of [            ], 2012.

Secretary

I, [                      ], [Chief Financial Officer], hereby certify that [             ] is the duly elected, qualified and acting Secretary of the Company and that the signature set forth above is his true signature.

[Chief Financial Officer]

Resolutions	EXHIBIT A

58

Articles of Incorporation	EXHIBIT B

59

Bylaws	EXHIBIT C

60

EXHIBIT E

Form of Officer’s Certificate

The undersigned, the [Chief Financial Officer] [Chief Executive Officer] of Yadkin Valley Financial Corporation, a North Carolina corporation (the “Company”), pursuant to Section 5.1(e) of the Share Exchange Agreement, dated as of [      ], 2012] by and among the Company and the investors signatory thereto (the “Share Exchange Agreement”), hereby represents, warrants and certifies as follows (capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Share Exchange Agreement):

1.

The representations and warranties of the Company contained in the Share Exchange Agreement are true and correct as of the date when made and as of the Closing Date, as though made on and as of such date except for such representations and warranties that speak as of a specific date.

2.	All of the conditions specified in Section 5.1 of the Share Exchange Agreement have been fulfilled at or prior to the Closing.

IN WITNESS WHEREOF, the undersigned has executed this certificate this      day of [      ], 2012.

[Chief Financial Officer] [Chief Executive Officer]

EXHIBIT F

Subsidiaries of the Company

Subsidiaries of the Company

Yadkin Valley Bank and Trust Company

Yadkin Valley Statutory Trust I

American Community Capital Trust II, Ltd.

North Carolina Title Center, LLC

Subsidiaries of Yadkin Valley Bank and Trust Company

Sidus Financial, LLC

Main Street Investment Services, Inc.

PBRE, Inc.

Yadkin Valley Condominium Association, LLC

Eastover Advisors, LLC

Green Street I, LLC

Green Street II, LLC

Green Street III, LLC

Green Street IV, LLC

Green Street V, LLC

Subsidiary to Sidus Financial, LLC

Sidus Reinsurance Ltd.

EXHIBIT G

List of Agreements Containing Registration Rights

Registration Rights Agreement by and among the Company and certain investors in connection with the Securities Purchase Agreement dated October 23, 2012 by and among the Company and certain investors.

EXHIBIT H

Form of Non-Voting Common Stock Articles of Amendment